UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 17, 2025

VIMEO, INC.

(Exact Name of Registrant as Specified in  Its Charter)

Delaware	001-40420	85-4334195
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

330 West 34th Street, 5th Floor New York, NY 10001	10001
(Address of principal executive offices)	Zip Code

(Registrant’s telephone number, including area code): (212) 524-8791

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.01	VMEO	The Nasdaq Stock Market LLC (Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

In connection with the previously announced Agreement and Plan of Merger (the “Merger Agreement”), by and among Vimeo, Inc. (“Vimeo” or the “Company”), Bending Spoons US Inc. (“Bending Spoons US”), Bending Spoons S.p.A. (solely for purposes of the sections specified therein) (“Bending Spoons S.p.A.”), and Bloomberg Merger Sub Inc., a wholly owned subsidiary of Bending Spoons US (“Merger Sub”), pursuant to which, subject to the terms and conditions set forth therein, Merger Sub will merge with and into Vimeo (the “Merger”), with Vimeo surviving such Merger as a wholly owned subsidiary of Bending Spoons US, Vimeo filed a preliminary proxy statement on Schedule 14A (the “Preliminary Proxy Statement”) with the Securities and Exchange Commission (the “SEC”) on October 6, 2025. On October 22, 2025, Vimeo filed with the SEC a definitive proxy statement (the “Proxy Statement”) with respect to the special meeting of the stockholders of Vimeo to be held on November 19, 2025 to, among other things, consider and vote on a proposal to approve the adoption of the Merger Agreement.

Beginning on October 15, 2025, certain purported stockholders of Vimeo sent demand letters (the “Demand Letters”) generally alleging that the Preliminary Proxy Statement and/or the Proxy Statement misrepresent and/or omit certain allegedly material information concerning the Merger. In addition, on October 8, 2025, a lawsuit was filed by a purported stockholder of Vimeo in connection with the Merger under the caption Taylor v. Vimeo, Inc. et al., No. 25-cv-12343 (N.D. Ill.) (the “Complaint”). The Complaint similarly alleges that the Preliminary Proxy Statement filed in connection with the Merger misrepresents and omits certain allegedly material information concerning the Merger. Vimeo believes that the allegations in the Demand Letters and Complaint are without merit and no supplemental disclosure is required under applicable law. However, in order to avoid the risk that the purported stockholders may seek to delay or otherwise adversely affect the implementation of the Merger, to minimize the costs, risks and uncertainties inherent in litigation, and without admitting any liability or wrongdoing, Vimeo has determined to voluntarily supplement the Proxy Statement as described in this Current Report on Form 8-K to provide additional information to Vimeo stockholders. Nothing in this Current Report on Form 8-K shall be deemed an admission of the legal necessity or materiality under applicable law of any of the disclosures set forth herein or in the Proxy Statement. To the contrary, Vimeo denies all allegations contained in the Demand Letters and Complaint suggesting that any additional disclosure was or is required.

SUPPLEMENT TO THE PROXY STATEMENT

This supplemental information should be read in conjunction with the Proxy Statement, which should be read in its entirety. Defined terms used but not defined below have the meanings set forth in the Proxy Statement. All page references in the information below are to pages in the Proxy Statement. Paragraph references used herein refer to the Proxy Statement before any additions or deletions resulting from the supplemental disclosures. The information contained herein speaks only as of November 17, 2025 unless the information indicates that another date applies. New text within restated language from the Proxy Statement is highlighted with bold, underlined text and removed language within restated language from the Proxy Statement is indicated by ~~strikethrough text~~.

1.	The second full paragraph in the section entitled “Background of the Merger” appearing on page 30 of the Proxy Statement is hereby amended and supplemented as follows:

On July 29, 2025, the Vimeo Board of Directors, including Mr. Moyer, held a meeting to discuss the non-binding acquisition proposal from the Bending Spoons group. Mses. Munson and Tracy, as well as representatives of Allen & Company and Vimeo’s outside legal counsel, Skadden, Arps, Slate, Meagher & Flom, which we refer to as Skadden, were present at the meeting. The Vimeo Board of Directors reviewed Vimeo’s historical engagement with the Bending Spoons group and the outreach process that the Vimeo Board of Directors had conducted in the first quarter of 2024, which had not resulted in any expressions of interest for Vimeo from third parties other than the Bending Spoons group. Allen & Company discussed with the Vimeo Board of Directors the financial terms of the Bending Spoons group’s proposal, Vimeo’s recent stock price performance, certain alternative transactions that Vimeo could explore and certain transaction-related matters. Allen & Company also discussed with the Vimeo Board of Directors certain third parties other than the Bending Spoons group that might have interest in exploring a business combination transaction with Vimeo. Representatives of Skadden then reviewed the fiduciary duties of the Vimeo Board of Directors in considering and evaluating the Bending Spoons US acquisition proposal. Following discussion, including regarding the particular suitability of Allen & Company to serve as Vimeo’s financial advisor in light of its reputation, experience and familiarity with Vimeo’s business and industry, the Vimeo Board of Directors authorized Allen & Company and other representatives of Vimeo to engage with the Bending Spoons group and to contact other third parties identified as having potential interest in exploring a business combination transaction with Vimeo. Additionally, the Vimeo Board of Directors was informed of Allen & Company’s existing investment banking relationship with the Bending Spoons group and that Allen & Company had agreed to suspend its advisory work for the Bending Spoons group during the pendency of a potential transaction between Vimeo and the Bending Spoons group.

2.	The second sentence of the third full paragraph in the section entitled “– Opinion of Vimeo’s Financial Advisor – Selected Public Companies Analysis” appearing on page 40 of the Proxy Statement is hereby amended and supplemented as follows:

Based on Allen & Company’s professional judgment and informed by, among other things, the financial profiles and business model focus of the selected companies, Allen & Company applied selected ranges of calendar year 2025 estimated revenue and calendar year 2026 estimated revenue multiples of 1.5x to 2.0x (for each of calendar years 2025 and 2026), and selected ranges of calendar year 2025 estimated Adjusted EBITDA and calendar year 2026 estimated Adjusted EBITDA multiples of 9.0x to 15.0x and 9.0x to 13.0x, respectively, derived from the selected companies to corresponding data of Vimeo based on ~~the~~ financial forecasts and other information provided by Vimeo management.

3.	The second sentence of the third full paragraph in the section entitled “– Opinion of Vimeo’s Financial Advisor – Selected Precedent Transactions Analysis” appearing on page 41 of the Proxy Statement is hereby amended and supplemented as follows:

Based on Allen & Company’s professional judgment and informed by, among other things, the financial profiles and business model focus of the target companies in the selected transactions, Allen & Company applied a selected range of next 12 months estimated revenue and next 12 months estimated Adjusted EBITDA multiples of 1.5x to 2.25x and 11.5x to 13.5x, respectively, derived from the selected transactions to the next 12 months (as of June 30, 2025) estimated revenue and estimated Adjusted EBITDA, respectively, of Vimeo based on financial forecasts and other information provided by Vimeo management.

4.	The third and fourth sentences of the paragraph in the section entitled “– Opinion of Vimeo’s Financial Advisor – Discounted Cash Flow Analysis” appearing on page 42 of the Proxy Statement is hereby amended and supplemented as follows:

The implied terminal value of Vimeo was derived by applying to Vimeo’s ~~normalized~~ unlevered, after-tax free cash flow for the fiscal year ending December 31, 2034 (normalized for changes in net working capital, depreciation and amortization, and capital expenditures in the terminal year) a selected range of perpetuity growth rates, based on Allen & Company’s professional judgment, of 1.5% to 3.5%. The present values (as of September 8, 2025) of the cash flows and terminal values were then calculated using a selected range of discount rates of 11.00% to 13.75% derived from a weighted average cost of capital calculation.

5.	The second bulleted paragraph in the section entitled “– Opinion of Vimeo’s Financial Advisor – Certain Additional Information” appearing on page 43 of the Proxy Statement is hereby amended and supplemented as follows:

•	four publicly available Wall Street research analysts’ forward stock price targets for company common stock as of September 8, 2025, which indicated an overall low to high target price range for company common stock as of such date of $5.40 to $8.00 per share (with a median of $6.50 per share).

Additional Information about the Merger and Where to Find It

In connection with the proposed transaction by and among the Company, Bending Spoons US, Merger Sub and Bending Spoons S.p.A., Vimeo expects to seek, and has filed the Proxy Statement with the SEC, which has been sent or provided to Company stockholders, in connection with a special meeting of the Company’s stockholders for purposes of obtaining, stockholder approval of the proposed transaction. The Company may also file other documents with the SEC regarding the proposed transaction. This document is not a substitute for the Proxy Statement or any other document which the Company may file with the SEC. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS THAT ARE FILED OR WILL BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS AND DOCUMENTS INCORPORATED BY REFERENCE THEREIN, CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND RELATED MATTERS. Investors and security holders may obtain free copies of the Proxy Statement and other documents that are filed or will be filed with the SEC by the Company through the website maintained by the SEC at www.sec.gov, the Company’s investor relations website at investors.vimeo.com or by contacting the Company’s investor relations department at investors@vimeo.com.

Participants in the Solicitation

The Company and certain of its directors, executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from the Company’s stockholders in respect of the proposed transaction and any other matters to be voted on at the special meeting. Information regarding the Company’s directors and executive officers, including a description of their direct interests, by security holdings or otherwise, is contained in the Company’s proxy statement for its 2025 annual meeting of stockholders, which was filed with the SEC on April 29, 2025, the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, which was filed with the SEC on February 19, 2025, and in subsequently filed Current Reports on Form 8-K and Quarterly Reports on Form 10-Q, and is included in the Proxy Statement. Company stockholders may obtain additional information regarding the direct and indirect interests of the participants in the solicitation of proxies in connection with the proposed transaction, including the interests of the Company’s directors and executive officers in the proposed transaction, which may be different than those of Company stockholders generally, by reading the Proxy Statement and any other relevant documents that are filed or will be filed with the SEC relating to the proposed transaction. You may obtain free copies of these documents using the sources indicated above.

Cautionary Statement Regarding Forward-Looking Statements

This communication contains “forward-looking statements” within the meaning of the federal securities laws, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act. These forward-looking statements are based on the Company’s current expectations, estimates and projections about the expected date of closing of the proposed transaction and the potential benefits thereof, its business and industry, management’s beliefs and certain assumptions made by the Company, Bending Spoons US, Merger Sub and Bending Spoons S.p.A., all of which are subject to change. In this context, forward-looking statements often address expected future business and financial performance and financial condition, and often contain words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “could,” “seek,” “see,” “will,” “may,” “would,” “might,” “potentially,” “estimate,” “continue,” similar expressions or the negatives of these words or other comparable terminology that convey uncertainty of future events or outcomes. All forward-looking statements by their nature address matters that involve risks and uncertainties, many of which are beyond our control, and are not guarantees of future results, such as statements about the consummation of the proposed transaction and the anticipated benefits thereof. These and other forward-looking statements, including the failure to consummate the proposed transaction or to make or take any filing or other action required to consummate the proposed transaction on a timely matter or at all, are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause actual results to differ materially from those expressed in any forward-looking statements. Accordingly, there are or will be important factors that could cause actual results to differ materially from those indicated in such statements and, therefore, you should not place undue reliance on any such statements and caution must be exercised in relying on forward-looking statements. Important risk factors that may cause such a difference include, but are not limited to: (i) the ability of the parties to consummate the proposed transaction in the anticipated time period or at all; (ii) the satisfaction (or waiver) of closing conditions to the consummation of the proposed transaction, including the receipt of required regulatory approval and the requisite approval of the Company’s stockholders; (iii) potential delays in consummation of the proposed transaction; (iv) risks associated with the disruption of management’s attention from ongoing business operations due to the pendency and announcement of the proposed transaction; (v) the occurrence of any event, change or other circumstance or condition that could give rise to the termination of the merger agreement; (vi) the Company’s ability to implement its business strategy; (vii) significant transaction costs associated with the proposed transaction; (viii) the risk that the Company’s stock price may decline significantly if the proposed transaction is not consummated; (ix) the nature, cost and outcome of any potential litigation relating to the proposed transaction; (x) the risk that disruptions from the proposed transaction will harm the Company’s business, including current plans and operations; (xi) the effects of the proposed transaction on relationships with employees, other business partners or governmental entities; (xii) potential adverse reactions or changes to business relationships resulting from the announcement or completion of the proposed transaction; (xiii) legislative, regulatory and economic developments affecting the Company’s business; (xiv) general economic and market developments and conditions; (xv) the evolving legal, regulatory and tax regimes under which the Company operates; (xvi) potential business uncertainty, including changes to existing business relationships, during the pendency of the merger that could affect the Company’s financial performance; (xvii) restrictions during the pendency of the proposed transaction that may impact the Company’s ability to pursue certain business opportunities or strategic transactions; and (xviii) unpredictability and severity of catastrophic events, including, but not limited to, acts of terrorism or outbreak of war or hostilities, as well as the Company’s response to any of the aforementioned factors. These risks, as well as other risks associated with the proposed transaction, are more fully discussed in the Proxy Statement filed with the SEC in connection with the proposed transaction. Additional risks and uncertainties that could cause actual outcomes and results to differ materially from those contemplated by the forward-looking statements are included under the caption “Risk Factors” in the Company’s most recent annual and quarterly reports filed with the SEC and any subsequent reports on Form 10-K, Form 10-Q or Form 8-K filed from time to time and available at www.sec.gov. While the list of factors presented here is, and the list of factors presented in the Proxy Statement is, considered representative, no such list should be considered to be a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward-looking statements. Consequences of material differences in results as compared with those anticipated in the forward-looking statements could include, among other things, business disruption, operational problems, financial loss, legal liability and similar risks, any of which could have a material adverse effect on the Company’s financial condition, results of operations, or liquidity. The forward-looking statements included herein are made only as of the date hereof. The Company does not assume any obligation to publicly provide revisions or updates to any forward-looking statements, whether as a result of new information, future developments or otherwise, should circumstances change, except as otherwise required by securities and other applicable laws.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIMEO, INC.

Date: November 17, 2025	By:	/s/ Jessica Tracy
Jessica Tracy
General Counsel & Secretary